EXHIBIT 23.2



   INDEPENDENT AUDITOR'S CONSENT

   We consent to the incorporation by reference in this Registration Statement of ArvinMeritor, Inc. on Form S-8 of our reports dated November 9, 1999 and April 21, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of Meritor Automotive, Inc. for the year ended September 30, 1999 and in the Annual Report on Form 11-K of the Arvin Savings Plan and the
   Arvin Industries, Inc. Employee Savings Plan for the year ended December 31, 1999, respectively.




   /s/ Deloitte & Touche LLP
   Detroit, Michigan
   July 14, 2000